Exhibit 99.1

Unique Fabricating, Inc. Reports First Quarter 2017 Financial Results

Auburn Hills, MI - May 10, 2017 -- Unique Fabricating, Inc. ("Unique” or the "Company”)(NYSE MKT: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial appliance market, today announced its financial results for the first quarter ended April 2, 2017.
First Quarter 2017 Financial Highlights

•	Revenue of $47.9 million in the first quarter 2017, up 19.7% compared to $40.0 million in the first quarter 2016

•	Net income of $2.0 million, or $0.21 per basic and diluted share in the first quarter 2017, compared to $1.8 million, or $0.19 per basic and diluted share in the first quarter 2016

•
Adjusted EBITDA of $5.4 million in the first quarter 2017, including $1.6 million for non-cash charges specifically related to depreciation and amortization and non-cash stock awards, compared to $4.4 million in the first quarter 2016, including $1.2 million for non-cash charges specifically related to depreciation and amortization and non-cash stock awards(1)

•	Adjusted diluted earnings per share of $0.23 in the first quarter 2017 versus $0.21 in the first quarter 2016(1)

•	Declared a quarterly cash dividend of $0.15 per share payable on June 7, 2017 for stockholders of record as of May 31, 2017

(1) For a reconciliation of GAAP to Non-GAAP results for Adjusted EBITDA and Adjusted diluted earnings per share please refer to the financial tables below.

“We executed well in the first quarter, advancing new product launches and programs according to plan,” said John Weinhardt, Chief Executive Officer. “Our product sales increased sequentially each month during the first quarter, which we believe is a solid indication of the market’s response to our new and existing products. Operationally, we made investments during the first quarter to scale our production capabilities for our TwinShape ducts in advance of the launch of a new program for a popular mid-size SUV with a major OEM which we believe will benefit our operations beginning in the second quarter of 2017 and into 2018 as additional TwinShape programs come online. New product sales in our industrial businesses are up year over year, as expected.”

“Independent industry data indicates that the automotive industry continues to experience a shift in the mix of new vehicle sales during the first quarter and initiated a modest slowdown in production when compared to the forecast used to derive our 2017 plan as a result of excess inventory due to declining consumer demand for certain vehicles,” continued Weinhardt. “We are monitoring these trends closely, but given the trends we are currently seeing in our new product sales thus far in 2017 and our current visibility into automotive market trends, we are reaffirming our full year outlook for 2017.”

Weinhardt concluded, “We remain focused on the innovation of new products that support the organic growth of our business with both existing and new customers, while working to advance cross-selling opportunities that capitalize on the operating leverage inherent in our business model. We continue to opportunistically evaluate strategic acquisitions that can augment our product portfolio and accelerate long-term growth, but remain highly selective and focused on accretive acquisitions that adhere to our stringent selection criteria."

First Quarter Financial Summary

Total revenue for the quarter ended April 2, 2017 increased to $47.9 million, up 19.7%, or $7.9 million from $40.0 million during the same period last year. The increase was driven by the acquisition of Intasco which closed on April 29, 2016, as well as from the introduction of new products and increased market penetration.

Gross profit for the quarter period ended April 2, 2017 was $11.1 million, or 23.2% of total revenue, compared to $9.6 million, or 24.0% of total revenues, for the corresponding period last year. The decrease in gross profit as a percentage of sales was primarily a result of an unfavorable product mix and costs incurred in connection with the launch of product technologies new to some of our facilities.

Net income for the quarter ended April 2, 2017 was $2.0 million, or $0.21 per basic and diluted share, compared to $1.8 million, or $0.19 per basic and diluted share, in the first quarter of 2016. The increase in net income was primarily due to higher sales quarter over quarter, partially offset by lower gross profit as a percentage of sales as described above.

Adjusted EBITDA for the quarter ended April 2, 2017 was $5.4 million compared to $4.4 million in the first quarter of 2016. The increase is primarily a result of earnings generated from higher sales. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Adjusted diluted earnings per share for the quarter ended April 2, 2017 was $0.23 compared to $0.21 in the first quarter of 2016. The increase is primarily a result of higher earnings, partially offset by the margin decline described above and an increase in weighted average shares outstanding. The diluted weighted average shares outstanding increased from approximately 9.8 million in the first quarter last year to approximately 9.9 million in the first quarter this year. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Further non-cash purchase accounting impacts associated with the Company's acquisitions are detailed in the Purchase Accounting Impacts and Other Effects table below accompanying this release.
Balance Sheet Summary
As of April 2, 2017 the Company had approximately $713,000 in cash and cash equivalents, as compared to January 1, 2017 when the Company had $706,000 in cash and cash equivalents.

Total debt outstanding as of April 2, 2017 was $56.1 million compared to $50.6 million as of January 1, 2017.

As of January 1, 2017, the Company had $3.3 million of available unused capacity, further subject to borrowing base restrictions and outstanding letters of credit, under its $30.0 million revolving credit facility.
2017 Outlook
Management reaffirms expectations for:

•	Full year 2017 revenue of $183 million to $187 million

•	Full year 2017 adjusted diluted earnings per share of $0.90 to $0.94

•	Full year 2017 adjusted EBITDA of $22.0 million to $23.0 million
Declaration of Dividends
Unique's Board of Directors approved payment of a quarterly cash dividend of $0.15 per share on May 10, 2017. The dividend will be paid on June 7, 2017 to stockholders of record as of the close of business on May 31, 2017.
Quarterly Results Conference Call
Unique Fabricating will host a conference call and live webcast to discuss these results today at 9:00 a.m. Eastern Time. To access the call, please dial 1-877-705-6003 (toll-free) or 1-201-493-6725 and reference conference ID 13655797. The conference call will also be webcast live on the Investor Relations section of the company's website at http://uniquefab.investorroom.com

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from

12:00PM ET on May 10, 2017 until 11:59PM ET on May 17, 2017 by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international) and using the pin number 13661150.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE MKT: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance market. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.
About Non-GAAP Financial Measures
We present Adjusted EBITDA and Adjusted Diluted Earnings Per Share in this press release to provide a supplemental measure of our operating performance. We define Adjusted EBITDA as earnings before interest expense, income tax expense, depreciation and amortization expense, non-cash stock award, non-recurring integration expense, non-recurring step-up of inventory basis to fair market value, non-recurring IPO costs, transaction fees related to our acquisitions, restructuring expenses, and one-time consulting and licensing ERP system implementation costs as we implement a new ERP system at all locations. We calculate Adjusted Diluted Earnings Per Share based upon earnings before non-cash stock awards, non-recurring expenses, transaction fees, and restructuring expenses, including the tax impact associated with these adjusting items. We believe that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for Company management. In addition, the financial covenants in our senior secured credit facility are based on Adjusted EBITDA, as presented in this press release, subject to dollar limitations on certain adjustments and certain other addbacks permitted by our senior secured credit facility. These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation as a substitute for analysis of Unique Fabricating's results as reported under GAAP.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s 2017 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue, Adjusted EBITDA, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K, for the year ended January 1, 2017 filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors” in the Annual Report on Form 10-K, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

Investor Contact:
Hayden IR
Brett Maas/Rob Fink
646-536-7331/646-415-8972
ufab@haydenir.com
Source: Unique Fabricating, Inc.

UNIQUE FABRICATING, INC.
Consolidated Statements of Operations (unaudited)

	Thirteen Weeks Ended April 2, 2017	Thirteen Weeks Ended April 3, 2016
Net sales	$47,857,096	$39,982,504
Cost of sales	36,749,935	30,382,558
Gross profit	11,107,161	9,599,946
Selling, general, and administrative expenses	7,591,704	6,554,601
Restructuring expenses	—	35,054
Operating income	3,515,457	3,010,291
Non-operating income (expense)
Investment income	—	—
Other income, net	14,216	49
Interest expense	(615,696)	(341,122)
Total non-operating expense, net	(601,480)	(341,073)
Income – before income taxes	2,913,977	2,669,218
Income tax expense	867,140	835,567
Net income	$2,046,837	$1,833,651
Net income per share
Basic	$0.21	$0.19
Diluted	$0.21	$0.19
Cash dividends declared per share	$0.15	$0.15

UNIQUE FABRICATING, INC.
Consolidated Balance Sheets (unaudited)

	April 2, 2017	January 1, 2017
Assets
Current assets
Cash and cash equivalents	$712,710	$705,535
Accounts receivable – net	31,464,447	26,887,945
Inventory – net	17,141,608	16,731,608
Prepaid expenses and other current assets:
Prepaid expenses and other	3,400,130	2,087,069
Refundable taxes	833,034	783,139
Total current assets	53,551,929	47,195,296
Property, plant, and equipment – net	22,405,278	21,197,922
Goodwill	28,871,179	28,871,179
Intangible assets– net	22,728,653	23,758,342
Other assets
Investments – at cost	1,054,120	1,054,120
Deposits and other assets	302,615	266,369
Deferred tax asset	281,857	193,577
Total assets	$129,195,631	$122,536,805
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,272,927	$13,451,816
Current maturities of long-term debt	2,402,173	2,405,446
Income taxes payable	320,868	610,825
Accrued compensation	2,419,542	2,734,155
Other accrued liabilities	933,930	1,065,740
Other liabilities	10,111	168,880
Total current liabilities	20,359,551	20,436,862
Long-term debt – net of current portion	27,444,666	28,029,041
Line of credit-net	26,273,788	20,176,058
Deferred tax liability	4,400,821	3,836,281
Total liabilities	78,478,826	72,478,242
Stockholders’ Equity
Common stock, $0.001 par value – 15,000,000 shares authorized and 9,754,609 and 9,719,772 issued and outstanding at April 2, 2017 and January 1, 2017, respectively	9,755	9,720
Additional paid-in-capital	45,596,380	45,525,237
Retained earnings	5,110,670	4,523,606
Total stockholders’ equity	50,716,805	50,058,563
Total liabilities and stockholders’ equity	$129,195,631	$122,536,805

UNIQUE FABRICATING, INC.
Consolidated Statements of Cash Flows (unaudited)

	Thirteen Weeks Ended April 2, 2017	Thirteen Weeks Ended April 3, 2016
Cash flows from operating activities
Net income	$2,046,837	$1,833,651
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,528,843	1,132,356
Amortization of debt issuance costs	33,019	24,780
(Gain) loss on sale of assets	(625)	3,067
Bad debt adjustment	32,931	31,837
Gain on derivative instrument	(195,016)	(2,515)
Stock option expense	37,508	39,098
Deferred income taxes	476,260	(15,103)
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	(4,609,433)	(5,402,983)
Inventory	(410,000)	778,215
Prepaid expenses and other assets	(1,362,955)	152,493
Accounts payable	1,374,548	741,232
Accrued and other liabilities	(736,380)	171,481
Net cash used in operating activities	(1,784,463)	(512,391)
Cash flows from investing activities
Purchases of property and equipment	(1,708,386)	(655,136)
Proceeds from sale of property and equipment	2,500	—
Net cash used in investing activities	(1,705,886)	(655,136)
Cash flows from financing activities
Net change in bank overdraft	(553,437)	784,082
Payments on term loans	(603,272)	—
Proceeds from revolving credit facilities	6,080,336	3,075,686
Pay-off of old senior credit facility term debt	—	(629,678)
Proceeds from exercise of stock options and warrants	33,670	103,987
Distribution of cash dividends	(1,459,773)	(1,443,954)
Net cash provided by financing activities	3,497,524	1,890,123
Net increase (decrease) in cash and cash equivalents	7,175	722,596
Cash and cash equivalents – beginning of period	705,535	726,898
Cash and cash equivalents – end of period	$712,710	$1,449,494
Supplemental disclosure of cash flow Information – cash paid for
Interest	$575,280	$318,483
Income taxes	$493,065	$75,965

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA

	Thirteen Weeks Ended April 2, 2017	Thirteen Weeks Ended April 3, 2016
GAAP Net income	$2,046,837	$1,833,651
Plus: Interest expense, net	615,696	341,122
Plus: Income tax expense	867,140	835,567
Plus: Depreciation and amortization	1,528,843	1,132,356
Plus: Non-cash stock award	37,508	39,099
Plus: Non-recurring integration expenses	2,829	12,486
Plus: Transaction fees	23,235	185,375
Plus: Restructuring expenses	—	35,054
Plus: One-time consulting and licensing ERP system implementation costs	$238,124	$—
Adjusted EBITDA	$5,360,212	$4,414,710

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted Diluted Earnings Per Share

	Thirteen Weeks Ended April 2, 2017	Thirteen Weeks Ended April 3, 2016
GAAP Net income	$2,046,837	$1,833,651
Plus: Non-cash stock award	37,508	39,099
Plus: Non-recurring integration expenses	2,829	12,486
Plus: Transaction fees	23,235	185,375
Plus: Restructuring expenses	—	35,054
Plus: One-time consulting and licensing ERP system implementation costs	238,124	—
Less: Tax impact	(18,918)	(85,151)
Adjusted Net income	$2,329,615	$2,020,514

Diluted weighted average shares outstanding	9,916,687	9,833,049
Net income per share
Diluted - GAAP	$0.21	$0.19
Diluted - Adjusted	$0.23	$0.21

UNIQUE FABRICATING, INC.
Purchase Accounting Impacts and Other Effects

	Thirteen Weeks Ended April 2, 2017	Thirteen Weeks Ended April 3, 2016
Non-cash purchase accounting impacts
Customer relationships amortization	$836,071	$605,175
Trade name amortization	72,926	55,664
Non-compete amortization	44,162	44,162
Unpatented technology	76,529	—
Less: Tax impact	(309,979)	(220,694)
Net income effect	$719,709	$484,307

Net income per share impact
GAAP - Basic	$0.07	$0.05
GAAP - Diluted	$0.07	$0.05